================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                     among


                                  L90, INC.,

                             WM ACQUISITION CORP.,

                             WEBMILLION.COM, INC.,

                                ANTHONY HAUSER

                                      AND

                                KENNETH ADCOCK



                                ______________



                                 July 7, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I      DEFINITIONS....................................................................   1
ARTICLE II     THE MERGER.....................................................................   9
     SECTION 2.01  Merger.....................................................................   9
     SECTION 2.02  Effective Time.............................................................   9
     SECTION 2.03  Articles of Incorporation; Bylaws; Directors and Officers;
          Name................................................................................   9
     SECTION 2.04  Assets and Liabilities.....................................................  10
     SECTION 2.05  Further Assurances.........................................................  10
     SECTION 2.06  Conversion of Securities...................................................  10
     SECTION 2.07  Dissenting Shares..........................................................  11
     SECTION 2.08  Exchange of Shares.........................................................  12
     SECTION 2.09  Escrow; Indemnification Representative.....................................  14
     SECTION 2.10  Requisite Shareholders' Approval...........................................  15
     SECTION 2.11  Consummation of Merger.....................................................  15
     SECTION 2.12  Closing....................................................................  15
     SECTION 2.13  Actions at the Closing.....................................................  16
ARTICLE III    REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...........................  16
     SECTION 3.01  Organization and Good Standing; Authorization..............................  16
     SECTION 3.02  No Conflicts...............................................................  17
     SECTION 3.03  Capitalization.............................................................  17
     SECTION 3.04  Financial Statements.......................................................  18
     SECTION 3.05  Title to Property; Encumbrances............................................  19
     SECTION 3.06  Accounts Receivable........................................................  20
     SECTION 3.07  Year 2000..................................................................  20
     SECTION 3.08  Trademarks, Patents, Etc...................................................  20
     SECTION 3.09  Banking and Insurance......................................................  21
     SECTION 3.10  Indebtedness...............................................................  21
     SECTION 3.11  Judgments; Litigation......................................................  22
     SECTION 3.12  Income and Other Taxes.....................................................  22
     SECTION 3.13  Compliance with Law........................................................  24
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                                      -i-
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     SECTION 3.14  Employee Benefit Matters................................................   24
     SECTION 3.15  No Undisclosed Liabilities..............................................   26
     SECTION 3.16  Permits, Licenses, Etc..................................................   26
     SECTION 3.17  Regulatory Filings......................................................   26
     SECTION 3.18  Consents................................................................   27
     SECTION 3.19  Material Contracts; No Defaults.........................................   27
     SECTION 3.20  Absence of Certain Changes..............................................   29
     SECTION 3.21  Employees and Labor Matters.............................................   30
     SECTION 3.22  Affiliations............................................................   30
     SECTION 3.23  Principal Customers and Suppliers.......................................   31
     SECTION 3.24  Warranty Liability......................................................   31
     SECTION 3.25  Corporate Records.......................................................   31
     SECTION 3.26  Brokers' Fees...........................................................   31
     SECTION 3.27  Disclosure..............................................................   31
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER.....................................   32
     SECTION 4.01  Organization, Power and Authority of Buyer..............................   32
     SECTION 4.02  Organization, Power and Authority of Newco..............................   32
     SECTION 4.03  Authorization...........................................................   32
     SECTION 4.04  Reports and Financial Statements........................................   33
     SECTION 4.05  Capitalization..........................................................   33
     SECTION 4.06  Brokers' Fees...........................................................   34
     SECTION 4.07  Representations Complete................................................   34
     SECTION 4.08  No Conflicts............................................................   34
     SECTION 4.09  Judgments; Litigation...................................................   34
     SECTION 4.10  Taxes...................................................................   35
     SECTION 4.11  Compliance with Law.....................................................   35
ARTICLE V      PREPARATION OF INFORMATION STATEMENT........................................   35
     SECTION 5.01  Preparation of Information Statement....................................   35
ARTICLE VI     CONDITIONS TO CONSUMMATION OF MERGER........................................   36
     SECTION 6.01  Conditions to Each Party's Obligations..................................   36

                                     -ii-
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     SECTION 6.02  Conditions to Obligations of Buyer and Newco...........................  37
     SECTION 6.03  Conditions to Obligations of the Company...............................  39
ARTICLE VII    CONDUCT OF BUSINESS PENDING CLOSING........................................  41
     SECTION 7.01  Qualification..........................................................  41
     SECTION 7.02  Ordinary Course........................................................  41
     SECTION 7.03  Organic Changes........................................................  41
     SECTION 7.04  Indebtedness...........................................................  42
     SECTION 7.05  Accounting.............................................................  42
     SECTION 7.06  Compliance with Legal Requirements.....................................  42
     SECTION 7.07  Disposition of Assets..................................................  42
     SECTION 7.08  Compensation...........................................................  42
     SECTION 7.09  Modification or Breach of Agreements; New Agreements...................  42
     SECTION 7.10  Capital Expenditures...................................................  43
     SECTION 7.11  Maintain Insurance.....................................................  43
     SECTION 7.12  Discharge..............................................................  43
     SECTION 7.13  Actions................................................................  43
     SECTION 7.14  Permits................................................................  43
     SECTION 7.15  Tax Assessments and Audits.............................................  43
ARTICLE VIII   ADDITIONAL COVENANTS.......................................................  43
     SECTION 8.01  Covenants of the Company...............................................  43
     SECTION 8.02  Covenants of Buyer.....................................................  44
     SECTION 8.03  Access and Information.................................................  45
     SECTION 8.04  Expenses...............................................................  45
     SECTION 8.05  Certain Notifications..................................................  46
     SECTION 8.06  Publicity; Employee Communications.....................................  46
     SECTION 8.07  Further Assurances.....................................................  46
     SECTION 8.08  Competing Offers; Merger or Liquidation................................  46
     SECTION 8.09  Inconsistent Action....................................................  47
     SECTION 8.10  Inconsistent Action....................................................  47
     SECTION 8.11  HSR Act................................................................  47
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                                     -iii-
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     SECTION 8.12  Indemnification of Officers and Directors..............................   48
     SECTION 8.13  Vote by Founders.......................................................   48
ARTICLE IX     TERMINATION, AMENDMENT AND WAIVER..........................................   48
     SECTION 9.01  Termination............................................................   48
     SECTION 9.02  Effect of Termination..................................................   49
     SECTION 9.03  Amendment..............................................................   49
     SECTION 9.04  Waiver.................................................................   49
ARTICLE X      INDEMNIFICATION............................................................   50
     SECTION 10.01  Survival of Representations and Warranties and Covenants..............   50
     SECTION 10.02  Indemnification.......................................................   50
     SECTION 10.03  Third Party Claims....................................................   51
     SECTION 10.04  Indemnified Claims....................................................   52
     SECTION 10.05  Limitation of Indemnification.........................................   53
     SECTION 10.06  Remedies..............................................................   53
ARTICLE XI     GENERAL PROVISIONS.........................................................   54
     SECTION 11.01  Notices...............................................................   54
     SECTION 11.02  Severability..........................................................   55
     SECTION 11.03  Entire Agreement......................................................   55
     SECTION 11.04  Successors and Assigns................................................   55
     SECTION 11.05  Counterparts..........................................................   55
     SECTION 11.06  Schedules and Annexes.................................................   56
     SECTION 11.07  Construction..........................................................   56
     SECTION 11.08  Waiver of Jury Trial..................................................   56
     SECTION 11.09  Arbitration...........................................................   56
     SECTION 11.10  Governing Law.........................................................   57
     SECTION 11.11  Remedies..............................................................   57

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into
                                                   ---------
as of July 7, 2000 by and among L90, Inc., a Delaware corporation ("Buyer"), WM
                                                                    -----
Acquisition Corp., an Idaho corporation and a wholly-owned subsidiary of Buyer ("Newco"), webMillion.com, Inc., an Idaho corporation (the "Company"), Anthony
  -----                                                     -------
Hauser and Kenneth Adcock each, a "Founder," and collectively, the "Founders").
                                   -------                          --------

                                R E C I T A L S
                                - - - - - - - -

          A. Buyer owns all of the outstanding shares of capital stock of Newco.

          B. The Board of Directors of each of Buyer, Newco and the Company have determined that it is in the best interests of, their respective corporations and stockholders or shareholders, as applicable, for Newco to be merged with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger").
                       ------

          C. The Board of Directors of each of Buyer, Newco and the Company have approved the Merger in accordance with the General Corporation Law of the State of Delaware or the State of Idaho, as applicable.

          D. For United States federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of 368(a) of the Code (as defined below) and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Article I and those accounting terms used in this Agreement and not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          "Action" shall mean any actual claim, action, suit, arbitration,
           ------
hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
introductory paragraph hereof.

          "Balance Sheet" and "Balance Sheet Date" shall have the respective
           -------------        ------------------
meanings assigned to such terms in Section 3.04(a).

          "Business Day" shall mean any day excluding Saturday, Sunday or any
           ------------
day which shall be in the State of Delaware a legal holiday or a day on which banking institutions are authorized by law to close.

          "Buyer" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Buyer Common Stock" shall mean the Common Stock, par value $.001 per
           ------------------
share, of Buyer.

          "Buyer Reports" shall have the meaning assigned to such term in
           -------------
Section 4.04.

          "Buyer Warrant Shares" shall have the meaning assigned to such term in
           --------------------
Section 2.6(b).

          "Certificates" shall have the meaning assigned to such term in Section
           ------------
2.08(a).

          "Closing" and "Closing Date" shall have the respective meanings
           -------       ------------
assigned to such terms in Section 2.12.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Common Initial Shares" shall have the meaning assigned to such term
           ---------------------
in Section 2.06(a)(i).

          "Company" shall have the meaning assigned to such term in the
           -------
introductory paragraph of this Agreement.

          "Company Common Stock" shall mean the Company Common Stock, no par
           --------------------
value, of the Company.

          "Company Takeover Proposal" shall mean any inquiry, proposal or offer
           -------------------------
from any Person (other than Buyer or an Affiliate thereof) relating to any direct or indirect (i) sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture) of at least 20% of the assets or business of the Company or (ii) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, tender offer, exchange offer or other similar transaction, to which the Company is a party or of which the Company is the subject, in any of such cases in which the shareholders of the Company immediately prior to any such transaction own less than 80% of the outstanding voting securities of the Company immediately after such transaction.

          "Company Warrant(s)" shall have the meaning assigned to such term in
           ------------------
Section 2.6(b).

          "Confidentiality Agreement" shall have the meaning assigned to such
           -------------------------
term in Section 8.03(b).

          "Constituent Corporations" shall have the meaning assigned to such
           ------------------------
term in Section 2.01.

          "Damages" shall mean any and all losses, liabilities, obligations,
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

          "Delaware Law" shall mean the Delaware General Corporation Law, as
           ------------
amended.

          "Dissenting Shares" shall have the meaning assigned to such term in
           -----------------
Section 2.07(a).

          "Effective Time" shall have the meaning assigned to such term in
           --------------
Section 2.02.

          "Employee Shareholders" shall mean those Shareholders set forth on
           ---------------------
Annex I hereto, as amended as of the Closing Date.

          "Environmental Laws" shall mean all Legal Requirements pertaining to
           ------------------
the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of hazardous substances, including, without limitation, those statutes, laws, rules and regulations set forth below in the definition of "Hazardous Material."

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any Person which is (or at any relevant
           ---------------
time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

          "Escrow Agent" shall mean U.S. Bank Trust National Association.
           ------------

          "Escrow Agreement" shall have the meaning assigned to such term in
           ----------------
Section 2.09.

          "Escrow Shares" shall have the meaning assigned to such term in
           -------------
Section 2.09(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Exchange Agent" shall mean Chase Mellon Shareholder Services.
           --------------

          "Financial Statements" shall have the meaning assigned to such term in
           --------------------
Section 3.04(a).

          "Founder" shall mean each of Anthony Hauser and Kenneth Adcock.
           -------

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

          "Guaranties" shall have the meaning assigned to such term in Section
           ----------
3.10(b).

          "Hazardous Material" shall mean any flammable, ignitable, corrosive,
           ------------------
reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future and shall include, without limitation:

          (a) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery
                                 -- ---
Act, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation
                             -- ----
Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated
                             -- ---
pursuant thereto;

          (b) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

          (c) such other substances, materials and wastes that are or become regulated under applicable local, state or Federal laws or regulations, or which are or become classified as hazardous or toxic under any Legal Requirement; and

          (d) any material, waste or substance that is, in whole or in part, (i) petroleum, asbestos, polychlorinated biphenyls, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins or dibenzofurans, (ii) designated as an "extremely hazardous substance" pursuant to Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended, or (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to
                             -- ---
Section 307 of the Clean Water Act (33 U.S.C. (S) 1317), or Section 112 or other Section of the Clean Air Act, as amended.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Idaho Law" shall mean the Idaho Business Corporation Act, Idaho Code
           ---------
30 1 101, et seq., as amended.

          "Indebtedness" shall mean, when used with reference to any Person,
           ------------
without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related

Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however,
                                                           --------  -------
that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory or similar property acquired and consumed in the Ordinary Course or for services.

          "Information Statement" shall have the meaning assigned to such term
           ---------------------
in Section 5.2.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "Investor Shareholders" shall mean those Shareholders set forth on
           ---------------------
Annex Q hereto, as amended as of the Closing Date.

          "Knowledge," shall mean and an individual will be deemed to have
           ---------
"Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter after a reasonable inquiry of responsible employees who would normally have knowledge of such matters.

          "Knowledge of Buyer" or other similar phrases shall mean the
           --------------------------------------------
collective Knowledge of John C. Bohan and Thomas A. Sebastian.

          "Knowledge of the Company" or other similar phrases shall mean the
           ------------------------
collective Knowledge of Anthony Hauser and Kenneth Adcock.

          "Leased Real Property" shall mean all real property leased by the
           --------------------
Company.

          "Legal Requirement" shall mean any statute, law, ordinance, rule,
           -----------------
regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

          "Lien" shall mean all liens (including judgment and mechanics' liens,
           ----
regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties or operations of the Company, the Buyer or Newco, as applicable.

          "Merger" shall have the meaning assigned to such term in Recital B
           ------
hereof.

          "Merger Shares" shall have the meaning assigned to such term in
           -------------
Section 2.06(a).

          "Newco" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Ordinary Course" shall mean, when used with reference to the Company
           ---------------
or Buyer, the ordinary course of the Company's or Buyer's business, respectively, consistent with past practices.

          "Permit" shall have the meaning assigned to such term in Section 3.16
           ------
hereof.

          "Permitted Liens" shall mean (a) Liens for ad valorem real or personal
           ---------------
property taxes or assessments not at the time due, (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent and (c) Liens which do not materially impair the use of or title to the assets subject to such Lien.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

          "Plan" shall mean any "employee benefit plan" within the meaning of
           ----
Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any ERISA Affiliate for the benefit of current or former employees, with respect to which the Company or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

          "Plan of Merger" shall have the meaning assigned to such term in
           --------------
Section 2.11.

          "Policy" shall have the meaning assigned to such term in Section
           ------
3.09(b) hereof.

          "Proprietary Information" shall have the meaning assigned to such term
           -----------------------
in Section 3.08(b).

          "Registered Rights" shall have the meaning assigned to such term in
           -----------------
Section 3.08(a).

          "Representative" shall mean the Indemnification Representative
           --------------
appointed by the Founders pursuant to Section 2.09(b).

          "Requisite Shareholder Approval" shall mean the approval of the
           ------------------------------
requisite number of Shareholders, under Idaho Code Section 30 1 1103 and the Company's Articles of Incorporation, of the principal terms of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholder" shall mean an owner of Shares, as set forth in Annex A
           -----------
hereto, as amended as of the Closing Date.

          "Shares" shall mean the issued and outstanding Company Common Stock.
           ------

          "Stock Plans" shall mean all stock option plans and other stock or
           -----------
equity-related plans of the Company.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Surviving Corporation" shall have the meaning assigned to such term
           ---------------------
in Section 2.01.

          "Tax" shall mean any Federal, state, local or foreign income, gross
           ---
receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge imposed by a governmental taxing authority of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

                                  ARTICLE II

                                  THE MERGER
                                  ----------

          SECTION 2.01    Merger.  Upon the terms and subject to the conditions
                          ------
of this Agreement and the Plan of Merger, Newco shall be merged with and into the Company in accordance with the applicable provisions of the Idaho Law. The Company and Newco are herein sometimes referred to as the "Constituent
                                                           -----------
Corporations."  At the Effective Time, the identity and separate corporate
------------
existence of Newco shall cease and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation").  The Merger shall have the effects set forth in Section 30 1 1106
-----------
of the Idaho Law.

          SECTION 2.02    Effective Time.  The Merger shall become effective on
                          --------------
the date and at the time the Plan of Merger and Articles of Merger and other required documents referred to in Section 2.11 hereof are filed with the Secretary of State of the State of Idaho in accordance with Section 30 1 1105 of the Idaho Law. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."
                                   --------------

          SECTION 2.03    Articles of Incorporation; Bylaws; Directors and
                          ------------------------------------------------
Officers; Name.
--------------

               (a) The Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is "webMillion.com, Inc."

               (b) The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Surviving Corporation's Articles of Incorporation and such Bylaws.

               (c) The directors and officers of Newco in office immediately prior to the Effective Time, shall be the initial directors and officers, respectively, of the Surviving Corporation, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.

               (d) The name of the Surviving Corporation from and after the Effective Time shall be "webMillion.com, Inc." until changed in accordance with applicable law.

          SECTION 2.04    Assets and Liabilities.  At the Effective Time, the
                          ----------------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise under the laws of any jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired by this Article II; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          SECTION 2.05    Further Assurances.  If, at any time after the
                          ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

          SECTION 2.06    Conversion of Securities.
                          ------------------------

               (a) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), including any dividends or other distributions due or accrued on such shares, shall be converted into the right to receive (subject to the provisions of Section 2.09) the remainder of 2,000,000 shares of Buyer Common Stock (adjusted appropriately for any stock splits, stock dividends or similar recapitalization) less the aggregate number of Dissenting Shares and Buyer Warrant Shares (the "Merger Shares"). The Merger Shares
                           -------------
shall be distributed among the holders of Company Common Stock in accordance with this Section 2.06(a).

                    (i) At the Closing, the holders of Company Common Stock outstanding at the Effective Time shall be entitled to receive in the aggregate (subject to the provisions of Section 2.09) such number of shares of Buyer Common Stock as is equal to the Merger Shares less the number of Escrow Shares (such remainder being referred to as the "Common Initial Shares"). The Escrow
                                          ---------------------
Shares shall be deposited with the Escrow Agent pursuant to Section 2.09 and shall be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

                    (ii) For purposes of determining the pro rata allocation for each holder of Company Common Stock of the Common Initial Shares among the holders of Company Common Stock outstanding at the Effective Time, the Common Initial Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock held by such holder at the Effective Time and the denominator of which shall be the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time.

               (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each warrant to purchase shares of the Company Common Stock that is outstanding (each, a "Company
                                                                 -------
Warrant," and, collectively, the "Company Warrants") immediately prior to the
-------                           ----------------
Effective Time shall be assumed by Buyer in such manner that each such Company Warrant shall be exercisable upon the same terms and conditions under the applicable Company Warrant agreement issued thereunder, except that (i) each such Company Warrant shall be exercisable for that number of shares of Buyer Common Stock (rounded up to the nearest whole share) equal to the product of the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by 1.6167 (the "Buyer Warrant
                                                                   -------------
Shares"), (ii) the warrant price per share of Buyer Common Stock shall be an
------
amount equal to the product of the Company Warrant price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time multiplied by 0.6185 (rounded up to the nearest whole cent), and
(iii) each such Company Warrant shall be subject to the provisions of Section 2.09.

               (c) Prior to the Effective Time, the Company shall obtain any consents from holders of outstanding Company Warrants as are necessary to give effect to the transactions contemplated by this Section 2.06; provided, however,
                                                              --------  -------
that any such consents and amendments shall not change the vesting, if any, of such Warrants in accordance with their current terms.

               (d) Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock of the Surviving Corporation.

          SECTION 2.07    Dissenting Shares.
                          -----------------

               (a)  For purposes of this Agreement, "Dissenting Shares" means
                                                     -----------------
Shares held as of the Effective Time by a Shareholder who has not voted such Shares in favor of the adoption of this Agreement and the Merger and with respect to which notice of intent to demand payment is duly made and perfected in accordance with Section 30 1 1321 of the Idaho Law and not subsequently and effectively withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless they cease to be Dissenting Shares due to forfeiture or withdrawal, with the consent of the Company, of the demand for purchase. If such Shareholder has so forfeited or withdrawn such demand, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Common Initial Shares issuable in respect of such Shares pursuant to Section 2.06(a) and the Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

               (b) The Company shall give Buyer (i) prompt notice of any written demands for purchase of any shares of Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the Idaho Law. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for purchase of shares of Company Common Stock or offer to settle any such demands.

          SECTION 2.08    Exchange of Shares.
                          ------------------

               (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Common Initial Shares of certificates that, immediately prior to the Effective Time, represented Company Common Stock converted into Merger Shares pursuant to Section 2.06 (including any Company Common Stock referred to in the last sentence of Section 2.07(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange
  ------------
Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Common Initial Shares, as described in Section 2.06(a). No later than ten (10) Business Days after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Common Initial Shares issuable pursuant to Section 2.06(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Common Initial Shares issuable pursuant to Section 2.06(a). Until properly surrendered, each such Certificate (other than Certificates representing Dissenting Shares) shall be deemed for all purposes to evidence only the right to receive the Common Initial Shares issuable pursuant to Section 2.06(a) and the Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement. Holders of Certificates shall not be entitled to receive certificates for the Common Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

               (b) If any Common Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Common Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent, the Buyer nor the Company shall be liable to a holder of Company Common Stock for any Common Initial Shares issuable to such holder pursuant to Section 2.06(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Common Initial Shares issuable in exchange therefor pursuant to Section 2.06(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond or indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Common Initial Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Common Initial Shares issuable with respect thereto pursuant to Section 2.06(a) and the Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

               (e) From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law.

               (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and promptly exchanged for Merger Shares as provided in this Section 2.08, or subject to applicable law in the case of Dissenting Shares.

               (g) If the holder of any shares of Company Common Stock shall become entitled to receive payment for such shares pursuant to Section 30 1 1325 of the Idaho Law, such payment shall be made by the Surviving Corporation.

               (h) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to the Shareholders upon the surrender for exchange of Certificates, and no Shareholder shall be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of Buyer with respect to any fractional shares of Buyer Common Stock that would otherwise be issued to such Shareholder. In lieu of any fractional shares of Buyer Common Stock that would otherwise be issued, each Shareholder that would have been entitled to receive a fractional share of Buyer Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment equal to such fraction multiplied by the closing price of one share of Buyer Common Stock as reported on the NASDAQ National Market System two trading days immediately prior to the Effective Time.

          SECTION 2.09 Escrow; Indemnification Representative.
                       --------------------------------------

               (a) On the Closing Date, Buyer, the Representative and the Escrow Agent shall execute and deliver an Escrow Agreement substantially in the form of Annex B attached hereto (the "Escrow Agreement") in order to provide
                                      ----------------
Buyer with security for indemnifiable claims hereunder. On the Closing Date, Buyer shall deliver to the Escrow Agent a share certificate (issued in the name of the Escrow Agent or its nominee) representing 361,063 shares of Buyer Common Stock (the "Escrow Shares"), all of which shall be allocated to the Founders
            -------------
pursuant to Section 2.06(a). The Escrow Shares shall constitute a portion of the Merger Shares issuable hereunder. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes, and in accordance with the terms, of the Escrow Agreement. After the Effective Time, the Founders shall have the right to vote the Escrow Shares. Any cash dividends on the Escrow Shares shall be distributed currently to the Founders.

               (b) In order to efficiently administer the transactions contemplated hereby, including (i) the defense or settlement of any claims for which the Founders may be required to indemnify Buyer pursuant to Article X hereof, and (ii) entering into the Escrow Agreement, Anthony Hauser has agreed to his appointment as the Representative. The Representative is hereby authorized to take any and all action as is contemplated to be taken by the Founders by the terms of this Agreement and the Escrow Agreement. All decisions and actions by the Representative shall be binding upon each of the Founders and no Founder shall have the right to object, dissent, protest or otherwise contest the same. The Founders agree that:
                    (i) Buyer shall be able to rely exclusively on the instructions and decisions of the Representative as to the settlement of claims for indemnification by Buyer pursuant to Article X hereof, or any other actions taken by the Representative hereunder, and no party hereunder shall have any cause of action against Buyer in reliance upon the instructions or decisions of the Representative;

                    (ii) all actions, decisions and instructions of the Representative shall be final, conclusive and binding upon the Founders except that each Founder shall have the right to vote his Escrow Shares;

                    (iii) the provisions of this Section 2.09(b) are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Founder may have in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and

                    (iv) the provisions of this Section 2.09(b) shall be binding upon the assigns, executors, heirs, legal representatives and successors of each Founder, and any references in this Agreement to a Founder shall mean and include the successors to the Founders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          SECTION 2.10  Requisite Shareholders' Approval. The Company will take
                        --------------------------------
all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a special meeting of the Shareholders to consider and vote upon, or solicit the written consent of the Shareholders to, approve the principal terms of this Agreement.

          SECTION 2.11  Consummation of Merger.  As soon as practicable after
                        ----------------------
satisfaction of the conditions set forth in Article VI hereof, the Company and Newco shall file with the Secretary of State of the State of Idaho a duly executed copy of the Plan of Merger in substantially the form of Annex C attached hereto (the "Plan of Merger") with an officers' certificate of each
                      --------------
Constituent Corporation, Articles of Merger, and such other documents as may be required by Section 30 1 1105 of the Idaho Law, and the parties shall take all such other and further actions as may be required by law to make the Merger effective.

          SECTION 2.12  Closing. The closing of the Merger and the other
                        -------
transactions contemplated hereby (the "Closing") shall take place at the offices
                                       -------
of Paul,

Hastings, Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on or before July 25, 2000, or, if all conditions appearing in Article VI hereof to the obligations of the parties hereto to consummate the transactions contemplated hereby have not been satisfied or waived by such date, as promptly as practicable, but in no event later than July 31, 2000, upon satisfaction of such conditions as Buyer and the Company may mutually establish (such time and date being referred to herein as the "Closing Date").
               ------------

          SECTION 2.13  Actions at the Closing.  At the Closing:
                        ----------------------

               (a) The Company shall deliver or cause to be delivered to Buyer and Newco all of the documents, certificates and instruments required to be delivered to Buyer or Newco pursuant to Section 6.01 or 6.02.

               (b) Buyer and Newco shall deliver or cause to be delivered to the Company all of the documents, certificates and instruments required to be delivered to the Company pursuant to Section 6.01 or 6.03.

               (c) The Company and Newco shall file with the Secretary of State of the State of Idaho the Plan of Merger, Articles of Merger and the other documents contemplated by Section 2.11.

               (d) Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement, and Buyer shall deliver to the Escrow Agent the Escrow Shares.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                             REGARDING THE COMPANY
                             ---------------------

          The Founders and the Company hereby, jointly and severally, represent and warrant to, and covenant and agree with, Buyer and Newco that, except as set forth on the Schedule of Exceptions delivered concurrently with the execution and delivery of this Agreement by the Company to Buyer:

          SECTION 3.01  Organization and Good Standing; Authorization.
                        ---------------------------------------------

               (a) The Company has been duly organized and is existing as a corporation under the laws of the State of Idaho with corporate power and authority to own and lease its properties and to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.01(a), such jurisdictions comprising all jurisdictions in which the nature of its business requires such qualification, except to the extent that the failure to be so qualified and be in good standing would not have a Material Adverse Effect on the Company.

               (b) The Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

               (c) The Company has the corporate power and authority, and each Founder has the legal capacity, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its or his obligations under this Agreement. The execution and delivery by the Company and the Founders of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Company and other necessary action by the Founders. This Agreement, upon its execution and delivery by the Company and the Founders, will constitute the legal, valid and binding obligation of the Company and the Founders, enforceable against the Company and the Founders in accordance with its terms, except as such enforceability may be limited by (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.02  No Conflicts. The execution, delivery and performance of
                        ------------
this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is bound including, without limitation, all arrangements described in Section 3.19 hereof, where such conflict, breach, violation or acceleration would have a Material Adverse Effect on the Company, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien, other than Permitted Liens, upon any property or asset of the Company which would result in a Material Adverse Effect on the Company, or (d) otherwise materially adversely affect the contractual or other legal rights or privileges of the Company. There are no agreements to which the Company is a party which require the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION 3.03  Capitalization. The authorized capital stock of the
                        --------------
Company consists solely of 10,000,000 shares of Company Common Stock, of which 1,176,069 shares are issued and outstanding. No shares of preferred stock are authorized, issued or outstanding. Schedule 3.03 sets forth a complete and accurate list of (i) the

Shareholders, indicating the type and number of Shares held by each Shareholder and their respective addresses, (ii) all holders of Company Warrants, indicating the type and number of shares of Company Common Stock subject to each Company Warrant, the date of the Company Warrant agreement or other document evidencing the Company Warrant, the vesting schedule and the exercise price thereof, and the restrictions on the disposition of the shares of Company Common Stock issuable upon the exercise thereof, and (iii) all of the Stock Plans. All of the issued and outstanding shares of Company Common Stock and all shares of Company Common Stock that may be issued upon exercise of Company Warrants prior to the Effective Time will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on
Schedule 3.03, (i) there are no existing options, warrants, right, calls or commitments of any character relating to shares of Company Common Stock or other capital stock of the Company, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Company Common Stock or other capital stock of the Company and no commitments to issue such securities or instruments and (iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Company Common Stock or other capital stock of the Company. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, and (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other legal requirements imposed by applicable securities laws.

          SECTION 3.04  Financial Statements.
                        --------------------

               (a) Schedule 3.04(a) contains true and complete copies of (i) the unaudited balance sheet of the Company at December 31, 1999 (the "Year End
                                                                      --------
Balance Sheet") and the related unaudited statements of income, shareholders'
-------------
equity and cash flows for the year then ended and (ii) the unaudited balance sheet of the Company (the "Interim Balance Sheet," and together with the Year
                           ---------------------
End Balance Sheet, the "Balance Sheets") at March 31, 2000 (the "Balance Sheet
                        --------------                           -------------
Date") and the related unaudited statements of income, shareholders' equity and
----
cash flows for the period ended on the Balance Sheet Date (the "Interim Financial Statement") (the financial statements described in clauses (i) and
(ii) being collectively referred to as the "Financial Statements").
                                            --------------------

               (b) Except as set forth on Schedule 3.4(a), the Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and are consistent with the books and records of the Company; provided, however, the Interim Financial
                                      --------  -------
Statements are subject to normal recurring year-end adjustments and do not include footnotes. The Financial Statements are true and correct in all material respects.

          SECTION 3.05  Title to Property; Encumbrances.
                        -------------------------------

               (a) The Company has, and immediately prior to the Closing will have, good, and marketable title in all personal property reflected on the Balance Sheets as owned by the Company and personal property acquired by the Company since the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course), in each case free and clear of all Liens except (i) Liens disclosed in the Notes to such financial statements, (ii) as set forth on
Schedule 3.05(a) and (iii) Permitted Liens.

               (b)  The Company owns no real property.

               (c) Schedule 3.05(c) contains a list of all tangible personal property having a cost or fair market value in excess of $10,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

               (d) Schedule 3.05(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties (including all Leased Real Property), (ii) the termination date of each such lease or license, and (iii) the name of the lessor or licensor. All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms with respect to the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditor's rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, and there is not, under any real property lease, personal property lease or license, any existing default or event of default by the Company that would result in a Material Adverse Effect on the Company (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other
                                                     ----- -------
claim of excusable delay or nonperformance). True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.05(d), have been delivered or made available to Buyer heretofore, as well as copies of any title reports, surveys or environmental reports or audits, all of which are listed on Schedule 3.05(d), in the Company's possession relating to any Leased Real Property. Except as set forth on Schedule 3.05(d), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

               (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject to ordinary wear and tear, has been operated, serviced and maintained in accordance with normal industry practice and is suitable for the purposes for which it is presently used by the Company in its business and operations. The personal property described in Sections 3.05(a), and 3.05(c) and the personal property held by the Company pursuant to the leases and licenses described in Schedule 3.05(d) comprise all of the personal property with value greater than $10,000 used in the conduct of business of the Company.

          SECTION 3.06  Accounts Receivable. Except as set forth on Schedule
                        -------------------
3.06(i), all accounts receivable of the Company reflected in the Balance Sheets and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are collectible within 90 days after the Closing Date, except to the extent of the allowance for applicable reserves for bad debt reflected on the Balance Sheets and except as disclosed on Schedule 3.06(i). Schedule 3.06(ii) contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date.

          SECTION 3.07  Year 2000.  The Company has not experienced any material
                        ---------
malfunction or error in its operating or business systems when the date changed from 1999 to 2000. The Company does not expect any material impact to its on-going business as a result of the "Year 2000 issue." Without independent inquiry, the Company is not aware of any material Year 2000 or similar problems that have arisen for its customers or suppliers.

          SECTION 3.08  Trademarks, Patents, Etc.
                        ------------------------

               (a) Schedule 3.08(a) contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company with respect to the foregoing, both domestic and foreign, claimed by the Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not (collectively herein, "Registered Rights").
                                                 -----------------

               (b) Except as described in Schedule 3.08(b), the Company owns and/or has the right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and other information (collectively herein, "Proprietary
                                                               -----------
Information") required for or incident to the design, development, manufacture,
-----------
operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information. The employees listed on Schedule 3.21(a) have signed terms of employment referred to on Schedule 3.21(a).

               (c) Schedule 3.08(c) contains a true and complete list and description of all licenses of, or rights to, Proprietary Information granted to the Company by others or to others by the Company. Except as described in
Schedule 3.08(c), (i) the Company has not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

               (d)  Except as set forth on Schedule 3.08(d), there are no claims
                    ----------------------------------------------
or demands of any Person pertaining to, or any Actions that are pending or, to the Company's Knowledge, threatened, which challenge the rights of the Company in respect of any Registered Right or any Proprietary Information.

          SECTION 3.09  Banking and Insurance.
                        ---------------------

               (a) Schedule 3.09(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

               (b) Schedule 3.09(b) contains a true and complete list of all insurance policies, bonds, and self insurance arrangements currently in force that cover risks or losses to, or associated with, the Company and to which the Company is a party. Copies of such insurance policies, bonds and self insurance arrangements have previously been provided to Buyer. The insurance policies, bonds and self insurance arrangements described on Schedule 3.09(b) (the "Policies") provide such coverage against such risk of loss and in such amounts
 --------
as are customary for corporations engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Knowledge of the Company, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

          SECTION 3.10  Indebtedness.
                        ------------

               (a) Other than as set forth on Schedule 3.10(a), the Company has no liability or obligation for Indebtedness other than (i) as set forth in the Company's Balance Sheets, (ii) those incurred in the Ordinary Course and not required to be set forth in the Company's Balance Sheets under GAAP, (iii) those incurred in the Ordinary Course since the Company's Balance Sheet Date and (iv) those incurred in connection with this Agreement, and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. Except as described in Schedule 3.09(a), to the Knowledge of the Company, no event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased
                      ----- -------
rights, termination, excusable delay or nonperformance by the Company under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as described in Schedule 3.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

               (b) Schedule 3.10(b) contains a list of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "Guaranties").
                                                                   ----------
True and complete copies of all Guaranties have been delivered or made available to Buyer heretofore.

          SECTION 3.11  Judgments; Litigation.  Except as set forth on Schedule
                        ---------------------
3.11:

               (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against the Company or its properties, assets or business.

               (b) To the Knowledge of the Company, there is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, or director of the Company (in their capacities as such), (B) Action threatened against the Company or its properties, assets or business, (C) Action pending or threatened against the Company's officers, or directors of the Company or its business or (D) basis for the institution of any Action against the Company or any of its officers, or directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect on the Company.

          SECTION 3.12  Income and Other Taxes.  Except as set forth on
                        ----------------------
Schedule 3.12:

               (a) All material Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all material respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax

Return, which Tax Return has not since been filed. Buyer has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any governmental taxing authority relating to such period.

               (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

               (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheets are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

               (d) The Company has not heretofore (i) had a Tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

               (e) No Tax Return of the Company has been audited or been the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties.

               (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2);
(iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

               (g) Set forth on Schedule 3.12(g) is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution.

               (h) The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

          SECTION 3.13   Compliance with Law.  Through and including the date
                         -------------------
hereof, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, including those relating to sweepstakes, lotteries or gaming, (ii) to the Company's Knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement, in each case, which individually or in the aggregate would have a Material Adverse Effect on the Company.

          SECTION 3.14   Employee Benefit Matters.
                         ------------------------

               (a) Schedule 3.14(a) is a complete list of all Plans. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered or made available previously to Buyer:
(i) the Plan documents; (ii) a written description of any Plan which is not in writing; (iii) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) the Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Code Section 401 or to be recognized as tax-exempt under Code Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the Plan; and (x) all documents and correspondence received from or provided to the Department of Labor, IRS, and Pension Benefit Guaranty Corporation during the past two years.

               (b) Each Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable Legal Requirements. No non-exempt prohibited transaction (as defined in Code
Section 4975 and ERISA Sections 406 and 408) has occurred and, to the Company's Knowledge, no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject the Company, any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by the Company and any other Person under the terms of each Plan and applicable Legal Requirements have been performed.

               (c) All required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)), the requirements of
Part 6 of Subtitle B of Title I of ERISA and of Code Sections 162(k) and 4980B have been satisfied.

               (d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of the Company and any ERISA Affiliate. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any Plan exists.

               (e) There are no pending or, to the Company's knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any Plan or the assets of any Plan, or against the Company, or any ERISA Affiliate, trustee, administrator, or fiduciary of such Plan, and the Company has no knowledge of any facts that could form the basis of any such Action.

               (f) Neither the Company nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that the Company or an ERISA Affiliate (i) will create additional Plans covering employees of the Company or any ERISA Affiliate, (ii) will increase benefits promised or provided pursuant to any Plan, or (iii) will not exercise after the Closing Date any right or power it may have to terminate, suspend, or amend any Plan.

               (g) Neither the Company nor any ERISA Affiliate maintains or has maintained at any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Sections 162(k) or 4980B or any applicable state law).

               (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

               (i) No event has occurred which could subject the Company or any ERISA Affiliate to any material liability (i) under any Legal Requirement relating to any Plan or (ii) resulting from any obligation of the Company or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any Plan.

               (j)  Each Plan which is intended to be qualified under Code
Section 401 has received, within the last three years, a favorable determination letter from the IRS. No event has occurred and, to the Knowledge of the Company, no facts or circumstances exist which may cause or result in the loss or revocation of such determination.

          SECTION 3.15   No Undisclosed Liabilities.  Except (i) to the extent
                         --------------------------
set forth or provided for in the Balance Sheet or the notes thereto, (ii) as set forth on Schedule 3.15, (iii) for current liabilities incurred since the Balance Sheet Date in the Ordinary Course, or (iv) for liabilities that are not material, are incurred in the Ordinary Course and are not required by GAAP to be set forth on the Company's Balance Sheets, as of the date hereof the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature.

          SECTION 3.16   Permits, Licenses, Etc.  To the Knowledge of the
                         ----------------------
Company, the Company possesses, and is operating, in all material respects, in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) conduct its business as currently conducted, and (ii) maintain and operate its Plans, in each case, except for those the absence of which would not have a Material Adverse Effect on the Company (the "Permits"). Schedule 3.16 contains
                                             -------
a true and complete list of all Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to the Company's Knowledge, threatened looking toward the revocation, suspension or limitation of any Permit which individually or in the aggregate would have a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit, and except as set forth on Schedule 3.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

          SECTION 3.17   Regulatory Filings.  The Company has made all required
                         ------------------
registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials, except where the failure to make such registrations or filings would not have a Material Adverse Effect upon the Company. All such registrations, filings and submissions were in compliance, in all material respects, with all Legal Requirements (including all Environmental
Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the Knowledge of the Company, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

          SECTION 3.18   Consents.  All consents, authorizations and approvals
                         --------
of any Person to or as a result of the consummation of the transactions contemplated hereby that are necessary in connection with the operations and business of the Company as currently conducted, or for which the failure to obtain the same might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, including all consents, authorizations and approvals described in Schedules 3.02, 3.05(d), 3.10(a) and
3.16 which will have been lawfully and validly obtained prior to the Closing.

          SECTION 3.19   Material Contracts; No Defaults.
                         -------------------------------

               (a) Schedule 3.19(a) contains a true and complete list of each sales contract of the Company having an indicated gross value in excess of $10,000. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. Except as described in Schedule 3.19(a), the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and to the Knowledge of the Company, the Company has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

               (b) Schedule 3.19(b) contains a true and complete list of all purchase commitments of the Company having a gross indicated value in excess of $10,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course.

               (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company, and true and complete copies of the same have been delivered or made available to Buyer heretofore. Except as described in Schedule 3.19(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than thirty (30) days' notice.

               (d) Schedule 3.19(d) contains a true and complete list of all noncompetition agreements and covenants under which the Company or, to the Knowledge of the Company, any of the Company's officers, directors or key employees is obligated, and true and complete copies of the same have been delivered or made available to Buyer heretofore. Except as described in
Schedule 3.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the Knowledge of the Company, no such officer, director or key employee is a party to any agreement, that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered or made available to Buyer heretofore.

               (e) Schedule 3.19(e) contains a true and complete list of all material contracts or agreements, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of each such written contracts or agreements or a true and complete summary of such oral contract or agreement, if any, has been delivered or made available to Buyer heretofore.

               (f) Schedule 3.19(f) contains a true and complete list of all other material contracts and agreements, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts and agreements and true and complete summaries of each oral contract or agreement, if any, have been delivered or made available to Buyer heretofore. For the purposes of this Section 3.19, "material" means any contract or agreement that (i) involves performance by any party more than six
(6) months from the date hereof, (ii) involves payments or receipts by the Company in excess of $10,000, (iii) involves capital expenditures in excess of $10,000 or (iv) otherwise materially affects the Company.

               (g)  Except as described in Schedule 3.19(g):

                    (i) Each agreement, contract, arrangement or commitment described above in this Section 3.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect except as may be limited by bankruptcy, insolvency, recapitalization, moratorium or other similar laws affecting or relating to creditor's rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

                    (ii) No event or condition has occurred or is alleged to have occurred or become Known to the Company that constitutes or, with notice or the passage of time, or both, would constitute a material default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or
-------------
accelerated or increased rights by the Company or any other Person under any contract, agreement, commitment or other understanding, written or oral, described above in this Section 3.19 or otherwise disclosed pursuant to this Agreement; and

                    (iii) To the Knowledge of the Company, no Person with whom the Company has such a contract, agreement, arrangement or commitment is in default thereunder or has failed to perform fully thereunder by reason of force
                                                                          -----
majeure or other claim of excusable delay, termination or nonperformance
-------
thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect on the Company.

          SECTION 3.20   Absence of Certain Changes.  Since the Balance Sheet
                         --------------------------
Date, except as disclosed in Schedule 3.20, the Company has not: (i) incurred any debts, obligations or liabilities (absolute or contingent), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect on the Company; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its financial condition, properties, profitability, or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect on the Company; (ix) made any material change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.21(a) or
Schedule 3.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company other than in the Ordinary Course; (xiii) or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) materially changed or suffered change in any Plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing which is not in the Ordinary Course and which individually, or in the aggregate would have a Material Adverse Effect on the Company.

          SECTION 3.21   Employees and Labor Matters.
                         ---------------------------

               (a) Schedule 3.21(a) contains a true and complete list of all contracts, agreements, and plans pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, key employee or consultant, and true and complete copies of all such contracts, agreements, and plans have been delivered or made available to Buyer heretofore.

               (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered or made available to Buyer heretofore.

               (c) Except for the employment and labor agreements listed on Schedules 3.21(a) and 3.21(b), neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing.

               (d) As of the date hereof, there is not occurring or, to the Company's Knowledge, threatened, any strike, material slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company. To the Knowledge of the Company, no union or other labor organization has attempted to organize any of the employees of the Company.

               (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect on the Company, and to the Knowledge of the Company, as of the date hereof, no facts or circumstances exist that could reasonably be expected to substantiate a viable claim of wrongful termination by any current or former employee of the Company against the Company the results of which would have a Material Adverse Effect on the Company.

          SECTION 3.22   Affiliations.  Except as disclosed on Schedule 3.22, to
                         ------------
the Company's Knowledge, no officer or director of the Company or any Affiliate of the Company has, directly or indirectly, (i) a financial or profit interest in any Person that (A) furnishes or sells services or products to the Company or
(B) purchases services or products from the Company or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound, except for ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation.

          SECTION 3.23   Principal Customers and Suppliers.
                         ---------------------------------

               (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such customer has terminated its relationship with or materially curtailed its purchases from the Company or, to the Knowledge of the Company, indicated its intention so to terminate its relationship or materially curtail its purchases.

               (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 10% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such supplier has terminated its relationship with or materially curtailed its accommodations, sales or services to the Company or, to the Knowledge of the Company indicated its intention to terminate such relationship or materially curtail its accommodations, sales or services.

          SECTION 3.24   Warranty Liability.  Schedule 3.24 contains a true and
                         ------------------
complete description of (i) all warranties granted or made with respect to services rendered or goods sold by the Company, and (ii) the Company's aggregate liability related to such warranties.

          SECTION 3.25   Corporate Records.  The copies or originals of the
                         -----------------
Articles of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Buyer are true, complete and correct as of the date hereof.

          SECTION 3.26   Brokers' Fees.  Except as set forth on Schedule 3.26,
                         -------------
no broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION 3.27   Disclosure.  No representation or warranty of the
                         ----------
Company or any Founder in this Agreement and no information contained in any Schedule or other writing delivered by the Company pursuant to this Agreement or at the Closing contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to, and covenants and agrees with, the Company that:

          SECTION 4.01   Organization, Power and Authority of Buyer.
                         ------------------------------------------

               (a) Buyer has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Buyer has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a Material Adverse Effect on the business or operations of Buyer.

               (b) Except for Newco, Buyer has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

          SECTION 4.02   Organization, Power and Authority of Newco.  Newco has
                         ------------------------------------------
been duly organized and is existing as a corporation under the laws of the State of Idaho with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Newco has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a Material Adverse Effect on the business or operations of Newco.

          SECTION 4.03   Authorization.  Each of Buyer and Newco has the
                         -------------
corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each of Buyer and Newco of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by each of Buyer and Newco. This Agreement, upon its execution and delivery by each of Buyer and Newco, will constitute the legal, valid and binding obligation of each of Buyer and Newco, enforceable against each of Buyer and Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.04   Reports and Financial Statements.  The Buyer has
                         --------------------------------
previously furnished to the Company complete and accurate copies, as amended and supplemented, of its (a) Annual Report on Form 10-K for its fiscal year ended December 31, 1999, (b) Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2000, (c) final prospectus dated January 28, 2000 filed with the Commission pursuant to Rule 424(b) of the Securities Act, and (d) all other reports filed by the Buyer under Section 13 of the Exchange Act with the Commission since January 28, 2000 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the
               -------------
documents required to be filed by the Buyer under the Exchange Act with the Commission since January 28, 2000. As of their respective dates, the Buyer Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          SECTION 4.05   Capitalization.  The authorized capital stock of Buyer
                         --------------
consists solely of (i) 53,333,333 shares of Buyer Common Stock, of which 21,984,269 were issued and outstanding as of May 10, 2000, and (ii) 6,998,000 shares of Buyer Preferred Stock, none of which are outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. All of the Merger Shares to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, free of all preemptive rights and, subject to official notice of issuance, authorized for listing on the NASDAQ National Market System. The authorized capital stock of Newco consists solely of 10,000 shares of Company Common Stock, of which 10,000 are, and on the Closing Date will be, issued and outstanding. All of the issued and outstanding shares of capital stock of Newco are, and on the Closing Date will be, owned beneficially and of record by Buyer. Other than as set forth on Schedule 4.05, (i) there are no existing options, warrants, rights, call or commitments of any character relating to shares of Buyer Common Stock or other capital stock of Buyer or Newco, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Buyer Common Stock or other capital stock of Buyer or Newco and no commitments to issue such securities or instruments, and
(iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Buyer Common Stock or other capital stock of Buyer or Newco.

          SECTION 4.06 Brokers' Fees. No broker, finder or similar agent has
                       -------------
been employed by or on behalf of Buyer or Newco in connection with this Agreement or the transactions contemplated hereby, and neither Buyer nor Newco have entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION 4.07 Representations Complete.  No representation or warranty
                       ------------------------
of the Buyer or Newco, as applicable in this Agreement and no information contained in any Schedule or other writing delivered by Buyer or Newco pursuant to this Agreement or at the Closing contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          SECTION 4.08 No Conflicts. The execution, delivery and performance of
                       ------------
this Agreement by Buyer and Newco and the consummation by Buyer and Newco of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Buyer or Newco is a party or by which the Buyer or Newco is bound or to which any of the property or assets of the Buyer or Newco is bound where such conflict, breach, violation or acceleration would have a Material Adverse Effect on the Buyer or Newco, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Buyer or Newco or any Legal Requirement applicable to or binding upon them, (c) result in the creation or imposition of any Lien, other than Permitted Liens, upon any property or asset of the Buyer or Newco or (d) otherwise materially adversely affect the contractual or other legal rights or privileges of the Buyer or Newco. There are no agreements to which Buyer or Newco is a party which require the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION 4.09 Judgments; Litigation.  Except as set forth in the Buyer
                       ---------------------
Reports:

               (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting Buyer or Newco or their properties, assets or business or (ii) Action pending against the Buyer or Newco or its properties, assets or business.

               (b) To the Knowledge of the Buyer, there is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer or director of the Buyer or Newco (in their capacities as such), (B) Action threatened against the Buyer or Newco or its properties, assets or business, (C) Action pending or threatened against the officers or directors of the Buyer or Newco or their business or (D) basis for the institution of any Action against the Buyer or Newco or any of their officers or directors, properties or assets which, if decided adversely, would have a Material Adverse Effect on the Buyer or Newco.

          SECTION 4.10 Taxes.  It is the present intention of Buyer to continue
                       -----
at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

          SECTION 4.11 Compliance with Law.  Through and including the date
                       -------------------
hereof, the Buyer (i) has not conducted its business or operations in violation of, and has not used its properties or assets in violation of, any Legal Requirement, (ii) to the Buyer's Knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement, in each case, which individually or in the aggregate would have a Material Adverse Effect on Buyer.

                                   ARTICLE V

                     PREPARATION OF INFORMATION STATEMENT
                     ------------------------------------

          SECTION 5.01 Preparation of Information Statement.
                       ------------------------------------

               (a) As soon as practicable after the execution of this Agreement, the Buyer with the cooperation of the Company, shall prepare an information statement (the "Information Statement ") for the shareholders of the
                            ---------------------
Company in connection with their approval of the principal terms of this Agreement to be transmitted with a notice of special meeting of shareholders or in connection with the solicitation of such shareholders' written consent. The Information Statement shall constitute a disclosure document for the offer and sale of the shares of Buyer Common Stock to be received pursuant to the Merger. Such Information Statement shall include the recommendation of the Boards of Directors of the Company and the Buyer, respectively, in favor of the Merger. The Company or Buyer shall furnish to the Buyer or the Company (as applicable) all information concerning the Company or Buyer and the holders of capital stock of the Company or Buyer as may be reasonably requested by Buyer or the Company (as applicable) in connection with any action contemplated by this Section 5.01.

               (b) Each of the Buyer and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other party's counsel and auditors in the preparation of the Information Statement. The Buyer and Company shall each use their best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. The Company will promptly advise the Buyer, and the Buyer will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of the Company that the shareholders of the Company approve the principal terms of this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company from a financial point of view. The Company shall otherwise use its best efforts to obtain the Requisite Shareholder Approval.

               (c) None of the information supplied or to be supplied by or on behalf of the Company, for inclusion in the Information Statement will, at the date such information is supplied and, as thereafter amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, as thereafter amended or supplemented.

               (d) None of the information supplied or to be supplied by or on behalf of the Buyer, for inclusion in the Information Statement will, at the date such information is supplied and, as thereafter amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VI

                     CONDITIONS TO CONSUMMATION OF MERGER
                     ------------------------------------

          SECTION 6.01 Conditions to Each Party's Obligations. Notwithstanding
                       --------------------------------------
any other provision of this Agreement, the obligations of each party hereto to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The principal terms of this Agreement shall have received the Requisite Shareholder Approval.

               (b) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or

(ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

               (c) Buyer shall have received all permits and other authorizations, if any, required under applicable securities laws for the issuance of the Merger Shares, and such issuance shall otherwise comply with all applicable securities laws.

               (d) Any Person required in connection with the transactions contemplated hereby to file a Notification and Report Form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

               (e) The Merger Shares shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance.

          SECTION 6.02 Conditions to Obligations of Buyer and Newco.
                       --------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of Buyer and Newco to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The number of Dissenting Shares shall not exceed ten percent (10%) of the aggregate number of outstanding Shares of Company Common Stock as of the Effective Time.

               (b) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Company's part to be performed or satisfied on or prior to the Closing Date.

               (c) Buyer shall have received from Hall, Farley, Oberrecht & Blanton, counsel for the Company, a written opinion dated the Closing Date and addressed to Buyer and Newco, in substantially the form attached as Annex D hereto;

               (d) Buyer shall have received the written opinion of its counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (e) Buyer shall have received a certificate of the Company, signed by its President, in substantially the form attached as Annex E hereto.

               (f) Buyer shall have received a certificate of the Founders, signed by each Founder, in substantially the form attached as Annex F hereto.

               (g) Buyer shall have received the following under cover of a certificate of the Secretary of the Company dated the Closing Date in substantially the form attached as Annex G hereto:

                    (i) Copies of resolutions (A) of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by the Company pursuant hereto and thereto, and (B) of the Company's shareholders evidencing the Requisite Shareholder Approval;

                    (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Articles of Incorporation and Bylaws of the Company delivered to Buyer at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

                    (iii) True and complete copies of the Financial Statements; and

                    (iv) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Buyer or its counsel may reasonably request.

               (h) Buyer shall have received the resignations, effective as of the Effective Time, of each member of the Company's board of directors.

               (i) Each of the Founders shall each have executed a Covenant Not to Compete in favor of Buyer, effective concurrently with the Closing, substantially in the form of Annex H attached hereto.

               (j) Buyer, the Company, the Escrow Agent and the Representative shall have entered into the Escrow Agreement.

               (k) Buyer shall have received from each Employee Shareholder so indicated on Annex I an executed Lock-Up Agreement substantially in the form of Annex J hereto.

               (l) All material authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained, and all Liens on the assets and properties of the Company shall have been released or terminated.

               (m) No act, event or condition shall have occurred after the date hereof that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

               (n) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

               (o) The Company shall have completed the audit of the Financial Statements which shall not result in a material adverse change from the Financial Statements, appended to Schedule 3.04, for the respective periods covered therein.

               (p) The Company shall have applied for registration and subsequent bonding of its online sweepstakes game in New York and Florida and Buyer shall be reasonably satisfied with the consequences thereof.

          SECTION 6.03 Conditions to Obligations of the Company.
                       ----------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

               (b) The Company shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for Buyer and Newco, a written opinion dated the Closing Date and addressed to the Company in substantially the form attached as Annex K hereto.

               (c) The Company shall have received the following under cover of a certificate of the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex L hereto:

                    (i) Copies of resolutions of the Board of Directors of Buyer authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by Buyer pursuant hereto and thereto;

                    (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of Incorporation and Bylaws of Buyer delivered to the Company at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

                    (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

               (d) The Company shall have received a certificate of Buyer, signed by its President, in substantially the form attached as Annex M hereto.

               (e) The Company shall have received the following under cover of a certificate of the Secretary of Newco dated the Closing Date in substantially the form attached as Annex N hereto:

                    (i) Copies of resolutions of (A) the Board of Directors of Newco authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by Newco pursuant hereto and thereto, and (B) the shareholder of Newco approving this Agreement and the Merger;

                    (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Articles of Incorporation and Bylaws of Newco delivered to the Company at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

                    (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

               (f) The Company shall have received a certificate of Newco, signed by its President, in substantially the form attached as Annex O hereto.

               (g) The Company shall have received the written opinion of its counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (h) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company and its counsel.

               (i) The Buyer and the Investor Shareholders shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Annex P.

               (j) Buyer, the Escrow Agent and the Representative shall have entered into the Escrow Agreement.

               (k) Buyer shall have executed and delivered to the holders of Company Warrants to purchase the Buyer Warrant Shares.

               (l) The Promissory Note dated May 2, 2000 executed by the Company in favor of Prime Ventures, LLC, a Delaware limited liability company, in the amount of $250,000, shall have been paid in full.

                                  ARTICLE VII

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

          During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

          SECTION 7.01 Qualification.  The Company shall maintain all
                       -------------
qualifications to transact business and remain in good standing in the foreign jurisdictions set forth on Schedule 3.01(a).

          SECTION 7.02 Ordinary Course.  The Company shall conduct its business
                       ---------------
in, and only in, the Ordinary Course and shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. The Company shall maintain its properties and assets in good condition and repair.

          SECTION 7.03 Organic Changes.  The Company shall not (a) amend its
                       ---------------
Articles of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do so.

          SECTION 7.04 Indebtedness.  The Company shall not incur any
                       ------------
Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The Company shall not restructure or refinance its existing Indebtedness.

          SECTION 7.05 Accounting.  The Company shall not make any change in
                       ----------
the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it except insofar as may be required by GAAP. The Company shall maintain its books, records and accounts in accordance with GAAP.

          SECTION 7.06 Compliance with Legal Requirements.  The Company shall
                       ----------------------------------
comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon the Company or Buyer, or upon any of its affiliates, in connection therewith or herewith.

          SECTION 7.07 Disposition of Assets.  The Company shall not sell,
                       ---------------------
transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its properties or assets, tangible or intangible, or any interest therein other than the sale of inventory and the collection of accounts receivable in the Ordinary Course.

          SECTION 7.08 Compensation.  The Company shall not (a) adopt or amend
                       ------------
in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company other than pursuant to obligations existing as of the date hereof which are disclosed in the Schedules hereto.

          SECTION 7.09 Modification or Breach of Agreements; New Agreements.
                       ----------------------------------------------------
The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in a breach or violation of any material term of, or (with or without notice or passage of time, or both) constitute a material default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement, instrument, lease, license, or arrangement, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall, in all material respects, meet all of its contractual obligations in accordance with their respective terms.

          SECTION 7.10 Capital Expenditures.  Except in the Ordinary Course or
                       --------------------
except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $10,000 in the aggregate), the Company shall not purchase or enter into any contract to purchase any capital assets.

          SECTION 7.11 Maintain Insurance.  The Company shall maintain its
                       ------------------
Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

          SECTION 7.12 Discharge.  The Company shall not cancel, compromise,
                       ---------
release or discharge any material claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

          SECTION 7.13 Actions.  The Company shall not institute, settle or
                       -------
agree to settle any Action before any Governmental Entity.

          SECTION 7.14 Permits.  The Company shall maintain in full force and
                       -------
effect, and comply with, all Permits.

          SECTION 7.15 Tax Assessments and Audits.  The Company shall furnish
                       --------------------------
promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Company shall promptly inform Buyer of, and permit the participation by Buyer in, any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Buyer, not to be unreasonably withheld.

                                 ARTICLE VIII

                             ADDITIONAL COVENANTS
                             --------------------

          SECTION 8.01 Covenants of the Company.  During the period commencing
                       ------------------------
on the date hereof and continuing through the Closing Date, the Company agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or upon any of its Affiliates in connection therewith or herewith;

               (b) use its reasonable best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company in connection with the transactions contemplated by this Agreement;

               (c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Sections 6.01 and 6.02 of this Agreement;

               (d) promptly advise Buyer orally and, within three business days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect on the Company; and

               (e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION 8.02 Covenants of Buyer.  During the period commencing on
                       ------------------
the date hereof and continuing through the Closing Date, Buyer agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company in connection with any such requirements imposed upon the Company or upon any of the Affiliates of the Company in connection therewith or herewith;

               (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

               (c) use its reasonable best efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP;

               (d) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Sections 6.01 and 6.03 of this Agreement;

               (e) promptly advise Company orally and, within three business days thereafter, in writing of any change in the Buyer's business or condition that has had or may have a Material Adverse Effect on the Buyer; and

               (f) deliver to the Company prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however,
                                                             --------  -------
that the disclosure of such untrue statement or omission shall not prevent the Company from terminating this Agreement pursuant to Section 9.01(d) hereof at any time at or prior to the Closing in respect to any original untrue or misleading statement.

          SECTION 8.03 Access and Information.
                       ----------------------

               (a) Between the date hereof and the Closing Date, the Company will permit Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as reasonably requested by Buyer.

               (b) The Confidentiality Agreement dated May 5, 2000 and entered into by the Company and Buyer (the "Confidentiality Agreement") shall survive
                                    -------------------------
the execution and delivery of this Agreement.

          SECTION 8.04 Expenses.  Except as otherwise specifically provided
                       --------
herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents. Upon the Closing, Buyer hereby agrees to pay directly the fees and expenses incurred by the Company and the Shareholders in connection with the transactions contemplated hereby (including, without limitation, all fees and expenses of counsel and accountants to the Company), up to an aggregate of $25,000 with the Founders or the other Shareholders to pay all fees and expenses incurred by the Company or the Shareholders which exceed $25,000; provided that, regardless of whether the transactions contemplated hereby are consummated, Buyer shall pay the fees and expenses of the Company's accountants in connection with the audit of the Financial Statements.

          SECTION 8.05 Certain Notifications.  At all times from the date
                       ---------------------
hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (i) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or (ii) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

          SECTION 8.06 Publicity; Employee Communications.  At all times prior
                       ----------------------------------
to the Closing Date, Buyer, on the one hand, and the Company, on the other hand, shall obtain the consent of the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided,
                                                                   --------
however, that no party shall be prohibited from supplying any information to any
-------
of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section 8.06; provided, further, that Buyer shall be permitted to issue, with the
      --------  -------
consent of the Company, which consent shall not be unreasonably withheld, a press release or public statement with respect to the transactions contemplated by this Agreement. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal obligations.

          SECTION 8.07 Further Assurances.
                       ------------------

               (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

               (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the Company, Buyer or Newco, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          SECTION 8.08 Competing Offers; Merger or Liquidation.  The Company
                       ---------------------------------------
shall not, directly or indirectly, through any officer, director, agent or otherwise (a) solicit, respond to any solicitation or inquiry concerning, initiate, engage, or participate in any discussions or negotiations with any Person (other than Buyer) concerning, any merger, consolidation, sale of material assets, tender offer, recapitalization, purchase or accumulation of Shares, proxy solicitation or other business combination involving the Company or any division of the Company constituting a Company Takeover Proposal or (b) provide any non-public information concerning the business, properties or assets of the Company to any Person (other than Buyer) constituting a Company Takeover Proposal. The Company shall notify Buyer of, and shall disclose to Buyer all material details of, any inquiries after the date hereof of the nature described in the first sentence of this Section 8.08. The Company further agrees that it will not engage any broker, financial advisor or other consultant on a basis which might provide such broker, financial advisor or consultant with an incentive to initiate or encourage proposals or offers from other parties with respect to the Company, the Shares or the Company's assets or any interest therein.

          SECTION 8.09 Inconsistent Action.  The Company shall not take or
                       -------------------
suffer to be taken, any action that would cause any of the representations or warranties of the Company in this Agreement to be untrue, incorrect, incomplete or misleading.

          SECTION 8.10 Inconsistent Action.  The Buyer shall not take or
                       -------------------
suffer to be taken, any action that would cause any of the representations or warranties of the Buyer in this Agreement to be untrue, incorrect, incomplete or misleading.

          SECTION 8.11 HSR Act.  Each of the parties hereto shall promptly
                       -------
file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

          SECTION 8.12 Indemnification of Officers and Directors.  Buyer or the
                       -----------------------------------------
Surviving Corporation shall fulfill and honor in all respects and shall cause to be maintained in effect for a period of four years after the Effective Time the current provisions regarding exculpation and indemnification of current or former officers and directors (each an "Indemnified Webmillion Person")
                                        -----------------------------
contained in the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof, provided that, in the event any claim or claims are asserted or made within such four year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims; provided, further, that if any claim or claims are made between the third and fourth anniversary of the Effective Time, coverage under this first sentence of this Section 8.12 shall be limited to claims against the Indemnified Webmillion Persons arising from alleged breaches of their respective duties to the Company's shareholders related to this Agreement and the transactions contemplated hereby. For a period of three years after the Effective Time (provided that in the event any claim or claims are asserted or made within such three year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims), Buyer or the Surviving Corporation shall maintain in effect a policy of directors' and officers' liability insurance with coverage of not less than $5.0 million for those persons who are currently the Company's directors and officers with respect to claims arising from facts or events which occurred before the Effective Time. The agreements contained in this Section 8.12 shall survive the closing of the Merger and other transactions contemplated hereby and are intended to be for the benefit of, Buyer, the Company and each of the Indemnified Webmillion Persons and their respective heirs and legal representatives and shall be binding, jointly and severally on all successors and assigns of Buyer and the Company, and shall be enforceable by the Indemnified Webmillion Persons. Notwithstanding anything herein to the contrary, no beneficiary of the covenants contained in the first sentence of this Section 8.12 shall be entitled to any benefits under the first sentence of this Section 8.12 to the extent such Person's claim for benefits under the first sentence of this Section 8.12 arises from, or gives rise to, a breach of the representations, warranties or covenants of the Company or the Founders hereunder.

          SECTION 8.13 Vote by Founders.  Each of the Founders, in his capacity
                       ----------------
as a shareholder of the Company, agrees to vote for, or give his consent to, the Merger and the approval of this Agreement and the transactions contemplated hereby.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 9.01 Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Closing:

               (a)  by mutual consent of Buyer and the Company;

               (b) by the Company, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if (i) the Merger shall not have been consummated on or before July 31, 2000 (or such later date as Buyer and the Company may agree), provided that in the case of a termination under this clause, the party terminating this Agreement shall not then be in material breach of any of its obligations under this Agreement;

               (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company under this Agreement and such breach shall not have been cured, if susceptible to cure, within five (5) business days of receipt by the Company of written notice of such breach or (ii) any of the conditions precedent to Closing set forth in Section 6.01 or 6.02 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

               (d) by the Company if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement and such breach shall not have been cured, if susceptible to cure, within five (5) business days of receipt by Buyer of written notice of such breach or (ii) any of the conditions precedent to Closing set forth in Section
6.01 or 6.03 have not been met on the Closing Date, and, in each case, the Company is not then in material default of its obligations hereunder.

          SECTION 9.02 Effect of Termination.
                       ---------------------

               (a) In the case of any termination of this Agreement, the provisions of Sections 8.03(b) and 8.04 shall remain in full force and effect.

               (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

               (c)  In the event of termination of this Agreement as provided in
Section 9.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

          SECTION 9.03 Amendment.  This Agreement may be amended only by a
                       ---------
written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.03 shall be binding upon all parties hereto.

          SECTION 9.04 Waiver.  Any term or provision of this Agreement may be
                       ------
waived in writing at any time by the party or parties entitled to the benefits thereof. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other party.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          SECTION 10.01 Survival of Representations and Warranties and
                        ----------------------------------------------
Covenants.
---------

               (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until March 31, 2001 (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled); provided, however, (i) that the
                                            --------  -------
representations and warranties contained in Sections 3.05, 3.14 and 3.21 shall survive until the second anniversary of the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled), and (ii) the representations and warranties contained in Sections 3.03, 3.08, 3.12, 3.13 and 3.16 shall survive until the expiration of the applicable statute of limitations (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled).

               (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to
Section 11.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

          SECTION 10.02 Indemnification.
                        ---------------

               (a) The Founders covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act, and after the Closing, the Surviving Corporation, (hereinafter referred to individually as a "Founder Indemnified Party" and collectively as "Founder Indemnified Parties") from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement.

               (b) The Founders' liability under this Section 10.02 shall be allocated among them pro rata in accordance with their respective pro rata share of the Escrow Shares. No Founder shall have any right of contribution or equitable indemnification against the Company or the Surviving Corporation for the Founders' obligations under Section 10.02(a).

               (c) The Buyer covenants and agrees to defend, indemnify and hold harmless the Company and each Shareholder and each Person who controls the Company and any Shareholder within the meaning of the Securities Act (hereinafter referred to individually as a "Buyer Indemnified Party" and collectively as "Buyer Indemnified Parties"), from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer or Newco in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of Buyer or Newco to perform or observe fully any covenant, agreement or provision to be performed or observed by Buyer or Newco pursuant to this Agreement.

          SECTION 10.03 Third Party Claims.
                        ------------------

               (a)  If any party entitled to be indemnified pursuant to Section
10.02 (an "Indemnified Party") receives notice of the assertion by any third
           -----------------
party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim")
                                                          -------------------
with respect to which another party hereto (an "Indemnifying Party") is or may
                                                ------------------
obligated to provide indemnification, the Indemnified Party shall promptly notify the Representative in writing (the "Claim Notice") of the Indemnifiable
                                           ------------
Claim; provided, however, that the failure to provide such notice shall not
       --------  -------
relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

               (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of his own choosing, and at the Indemnifying Party's expense (as provided in the Escrow Agreement), the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided,
                                                                     --------
however, that (i) the Indemnifying Party shall permit the Indemnified Party to
-------
participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party consent, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided,
                                                                  --------
however, that the Indemnified Party shall notify the Indemnifying Party of any
-------
compromise or settlement of any such Indemnifiable Claim.

               (d) Anything contained in this Section 10.03 to the contrary notwithstanding, the Indemnifying Party shall not be entitled to assume the defense for any Indemnifiable Claim if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which Indemnified Party determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of the Indemnified Party; provided, however, if such
                                                  --------  -------
equitable relief portion of the Indemnifiable Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

          SECTION 10.04 Indemnified Claims.
                        ------------------

               (a) In order to seek indemnification under this Article X, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party and the Escrow Agent (provided, however, that the failure to
                                         --------  -------
provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide Indemnification however, except to the extent that any Damages directly resulted or were caused by such failure) which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article X for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (b) or (c) below) in the amount of such Damages. The procedures set forth in clause (b) below shall apply with respect to any claim for indemnification brought by a Founder Indemnified Party and the procedures set forth in clause (c) below shall apply with respect to any claim for indemnification brought by a Buyer Indemnified Party.

               (b) Within 20 days after delivery of a Claim Notice delivered by a Founder Indemnified Party, the Indemnifying Party shall deliver to the Founder Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Founder Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Indemnifying Party and the Founder Indemnified party shall deliver to the Escrow Agent, within two (2) days following the delivery of the

Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Founder Indemnified Party such number of Escrow Shares as have an aggregate Value (defined below) equal to the Claimed Amount), (ii) agree that the Founder Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Indemnifying Party and the Founder Indemnified Party shall deliver to the Escrow Agent, within five days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Founder Indemnified Party such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Founder Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Founder Indemnified party shall follow the procedures set forth in
Section 11.09 for the resolution of such dispute. For purposes of this Article X, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of Buyer Common Stock on Nasdaq over the five (5) consecutive trading days ending on the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting Buyer Common Stock) multiplied by the number of such Escrow Shares.

               (c) Within 20 days after delivery of a Claim Notice delivered by a Buyer Indemnified Party, the Indemnifying Party shall deliver to the Buyer Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Buyer Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Buyer Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Buyer Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount') (in which case the Response shall be accompanied by a payment by the Indemnified Party to the Buyer Indemnified Party of the Agreed Amount, by check or by wire transfer) or (iii) dispute that the Buyer Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Buyer Indemnified Party shall follow the procedures set forth in Section 11.09 for the resolution of such dispute.

          SECTION 10.05  Limitation of Indemnification.  Notwithstanding
                         -----------------------------
anything to the contrary herein, (i) the aggregate liability of the Founders for Damages under this Article X shall be limited to the Escrow Shares, (ii) the Founders shall not be liable under this Article X unless and until the aggregate Damages for which they would otherwise be liable exceed $25,000 (at which point the Founders shall become liable only for Damages in excess of $25,000), and
(iii) each Founder shall only be liable for his pro rata share of the Escrow Shares.

          SECTION 10.06  Remedies.  Absent a showing of fraud, the rights and
                         --------
remedies in this Article X shall be exclusive as to any Damages incurred by a party under this Agreement; provided however, that nothing herein shall preclude
                            -------- -------
a party from exercising its rights under this Agreement and applicable law to available equitable remedies, including without limitation specific performance and injunctions.

                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

          SECTION 11.01 Notices.  All notices and other communications under or
                        -------
in connection with this Agreement shall be in writing and shall be deemed given
(a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three Business Days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy (or, if such confirmation does not occur during normal business hours on a Business Day then on the next Business
Day), in each case to the parties at the following addresses:

               (a)  If to Buyer or Newco, addressed to:

                    L90, Inc.
                    2020 Santa Monica Boulevard
                    Suite 400
                    Santa Monica, California 90404
                    Telecopy:  (310) 315-1199
                    Attention: Chief Financial Officer

                    With a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                    555 South Flower Street, 23rd Floor
                    Los Angeles, California 90071
                    Telecopy:  (213) 627-0705
                    Attention: Robert A. Miller, Jr., Esq.

               (b)  If to the Company, addressed to:

                    webMillion.com, Inc.
                    1770 West State Street
                    Suite 318
                    Boise, Idaho  83702
                    Telecopy: (208) 938-0741
                    Attention: Mr. Anthony Hauser

                    With a copy to:

                    Latham & Watkins
                    633 West Fifth Street
                    Suite 4000
                    Los Angeles, California 90071-2007
                    Telecopy:  (213) 891-8763
                    Attention: W. Alex Voxman, Esq.

                    And copy to:

                    Hall, Farley, Oberrecht & Blanton, P.A.
                    702 West Idaho Street, Suite 700
                    Boise, Idaho 83702
                    Telecopy:  (208) 395-8585
                    Attention: Michael J. McDonagh, Esq.

          SECTION 11.02 Severability.  If any term or provision of this
                        ------------
Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          SECTION 11.03 Entire Agreement.  This Agreement, including the annexes
                        ----------------
and schedules attached hereto and other documents referred to herein, and the Confidentiality Agreement, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

          SECTION 11.04 Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may assign
                               --------  -------
either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto (other than to the Surviving Corporation as a result of the Merger), and any such transfer or assignment without said consent shall be void, ab initio.
                                                                    ---------
Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

          SECTION 11.05 Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          SECTION 11.06 Schedules and Annexes.  The schedules and annexes to
                        ---------------------
this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          SECTION 11.07 Construction.
                        ------------

               (a) The article, section and sub headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

               (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          SECTION 11.08 Waiver of Jury Trial.  Each party hereto hereby
                        --------------------
knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereafter instituted by any party hereto to assert a claim arising out of or relating to this Agreement or any other agreement, instrument or document contemplated hereby or thereby.

          SECTION 11.09 Arbitration.
                        -----------

               (a) Any controversy, claim or dispute involving the parties (or their affiliated persons) directly or indirectly concerning this Agreement or the subject matter hereof, including any issues and matters arising under the federal and state securities laws and questions concerning the scope and applicability of this Section 11.09 shall be finally settled by arbitration held in Los Angeles, California, in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall have the right and authority to determine how his decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct.

               (b) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate Los Angeles, California, court and in connection with such action to compel the laws of the State of

California shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and the exclusive jurisdiction of such court and waive any objection to the jurisdiction of such arbitrator and court.

               (c) Notwithstanding the foregoing in this Section 11.09, however, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto.

          SECTION 11.10 Governing Law.  Except with respect to the effects of
                        -------------
the Merger (which shall be governed by Idaho Law), this Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

          SECTION 11.11 Remedies.  The rights and remedies of each party under
                        --------
this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

          IN WITNESS WHEREOF, the parties have duly executed, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


WM ACQUISITION CORP.,
an Idaho corporation


By:  /s/[ILLEGIBLE]^^
    ------------------------
     An Authorized Officer


L90, INC.,
A Delaware corporation


By:  /s/[ILLEGIBLE]^^
    ------------------------
     An Authorized Officer


WEBMILLION.COM, INC.,
an Idaho corporation


By:  /s/[ILLEGIBLE]^^
    ------------------------
     An Authorized Officer


FOUNDERS:

     /s/ Anthony Hauser
----------------------------
       Anthony Hauser



     /s/ Kenneth Adcock
----------------------------
       Kenneth Adcock